Exhibit 99.1

Excerpt from the 2010 Proxy Statement summarizing the ON Semiconductor Corporation

Amended and Restated Stock Incentive Plan (“Amended and Restated Plan”)*

A summary of the material terms of the Amended and Restated Plan is set forth below. The summary is qualified by reference to the full text of the Amended and Restated Plan, which is attached to this proxy statement as Appendix A. Capitalized terms used but not defined have the meaning given to such terms in the Amended and Restated Plan.

Summary of Plan Features

Purpose. The Board believes that the Amended and Restated Plan will promote the success and enhance the long-term growth of the Company by aligning the interests of participants in the Amended and Restated Plan with those of Company shareholders and by providing those individuals with an incentive for outstanding performance to generate superior returns for Company shareholders. The Board also believes that the flexible terms and conditions of the Amended and Restated Plan, which permit the grant of various forms of equity awards with a variety of terms and conditions, allow the Company to attract, retain and motivate individuals upon whose judgment, interest and effort the successful conduct of the Company’s operation is largely dependent.

Administration. The Amended and Restated Plan provides that it will be administered by the Compensation Committee (the “Committee”). The Board, in its discretion, has the authority to designate another committee comprised of at least three members of the Board to administer the Plan. Each Committee member (or member of any applicable subcommittee of the Committee) must be (i) a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), if required to meet the conditions of exemption for awards under the Amended and Restated Plan from Section 16(b) of the Exchange Act, and (ii) an “outside director” as defined in Section 162(m) of the [Internal Revenue Code of 1986, as amended (the “Code”)] and the regulations issued thereunder. The Committee, by majority action, is authorized to interpret the Amended and Restated Plan, to prescribe, amend, and rescind rules and regulations relating to the Amended and Restated Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the Amended and Restated Plan, to the extent they are not contrary to express provisions of the Amended and Restated Plan.

The Committee has the authority, without limitation, to determine (i) the participants who are entitled to receive awards under the Amended and Restated Plan; (ii) the types of awards; (iii) the times when awards shall be granted; (iv) the number of awards; (v) the purchase price or exercise price, if any; (vi) the period(s) during which such awards shall be exercisable (whether in whole or in part); (vii) the restrictions applicable to awards; (viii) the form of each award agreement; (ix) the other terms and provisions of any award; and (x) the schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines. The Committee also has the authority to modify existing awards to the extent permitted under the Plan. The Committee does not have the authority to accelerate the vesting or waive the forfeiture of any awards that are intended to qualify for the performance-based compensation exception to the compensation deduction limitations of Section 162(m) of the Code. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant.

*	The contents of this document appear on pages 10-17 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2010 and are incorporated by reference into the Company’s Current Report on Form 8-K to which this document is attached as Exhibit 99.1.

Pursuant to specific written delegation promulgated from time to time by the Committee in accordance with applicable state law and subject to certain restrictions and limitations, the Company’s Chief Executive Officer (“CEO”) has the authority to grant awards to individuals to expedite the hiring process and retain talented employees. However, the CEO does not have the authority to grant awards to any of the Company’s executives who are “covered employees” as defined in Section 162(m) of the Code and the regulations issued thereunder or to executives who are subject to Section 16 of the Exchange Act.

Stock Subject to the Amended and Restated Plan. The aggregate number of shares of stock reserved and available for grant pursuant to the Amended and Restated Plan is 26.1 million.1 This 26.1 million share award pool will be increased by one share for each share subject to an option or [stock appreciation rights (“SARs”)] award under the [ON Semiconductor Corporation 2000 Stock Incentive Plan (“SIP”)] that either terminates, expires or lapses for any reason after February 17, 2010. The award pool also will be supplemented by 1.58 shares for each share that is subject to any full value award (restricted stock unit, restricted stock, performance share, performance share unit and stock grant awards) made under the SIP that either terminates, expires or lapses for any other reason after February 17, 2010. The maximum number of shares of stock that may be issued as incentive stock options under the Amended and Restated Plan shall be 6,000,000. Shares delivered pursuant to the Amended and Restated Plan may consist of authorized but unissued stock, treasury stock, or stock purchased on the open market. The amount of stock reserved for grants pursuant to the Amended and Restated Plan is subject to adjustment in the event of certain changes in capital structure as described below under “Adjustment Provisions.”

As described above in the context of awards made pursuant to the SIP, if any award granted under the SIP or the Amended and Restated Plan terminates, expires, lapses for any reason, or is paid in cash, any stock subject to or surrendered for such award (or 1.58 shares for each share subject to a full value award) will again be stock available for the grant of an award under the Amended and Restated Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance pursuant to the Amended and Restated Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the Amended and Restated Plan.

Subject to the adjustment provisions of the Amended and Restated Plan, the maximum number of shares of stock subject to any option or SAR that may be granted to any one participant who is a “covered employee,” as defined in Section 162(m) of the Code and the regulations issued thereunder, during a fiscal year is 2,500,000 shares.

Eligibility. All employees, officers, non-employee directors of, and certain consultants to, the Company or an affiliate are eligible to participate in the Amended and Restated Plan. As of March 23, 2010, there were approximately 13,350 employees, including officers, and non-employee directors eligible to participate in the Amended and Restated Plan, subject to limitations of local law, tax policy and custom in certain foreign countries. Subject to certain requirements, prospective members of the Board, employees or officers of, and consultants to, the Company or an affiliate to whom awards are granted in connection with written offers of an employment, consulting or advisory relationship with the Company or an affiliate, also may be granted awards by the Committee.

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As of December 31, 2009, approximately 20.6 million shares were available under the SIP’s award pool. This amount was increased automatically by approximately 12.3 million shares on January 1, 2010 pursuant to the SIP’s evergreen provision. Since only 26.1 million shares are available under the award pool for the Amended and Restated Plan, a portion of the evergreen addition that occurred as of January 1, 2010 is being cancelled and will no longer be available for awards.

The Committee has the authority to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of non-U.S. jurisdictions, to allow for tax-favored treatment of awards granted to participants who reside outside of the United States, or to otherwise provide for participation by participants who reside outside of the United States. The Committee also may approve any sub-plans, supplements to, or amendments, restatements or alternate versions of the Amended and Restated Plan as the Committee deems necessary to accomplish these purposes without affecting the terms of the Amended and Restated Plan as in effect for any other purpose, provided that these documents do not increase the share limitations set forth in the Amended and Restated Plan.

Awards Available Under the Amended and Restated Plan. The following types of awards may be granted pursuant to the Amended and Restated Plan: incentive stock options, nonqualified stock options, restricted stock units, restricted stock, performance shares, performance share units, performance cash awards, SARs, and stock grant awards. As of the time of the finalization of this proxy statement, no determination has been made as to the types or amounts of awards that will be granted to specific individuals under the Amended and Restated Plan.

Stock Options. The Committee may grant, among other things, incentive stock options and nonqualified stock options under the Amended and Restated Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the Amended and Restated Plan will be at least 100% of the fair market value of the common stock on the Grant Date. The “Grant Date” as determined by the Committee will be the latest to occur of (i) the date as of which the Committee approves an award; (ii) the date on which an award to a prospective employee, officer, non-employee director or consultant first becomes effective pursuant to the Amended and Restated Plan; or (iii) such other date as may be specified by the Committee in the award agreement. Stock options may be exercised as determined by the Committee, but no option may be exercised more than seven years from the date of grant. The Committee will determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of stock will be delivered or deemed delivered to participants. Special rules will apply to incentive stock options as provided in the Amended and Restated Plan. Unless otherwise provided in the award agreement, an option will lapse immediately if a participant’s employment or services is terminated for Cause, as defined in the Amended and Restated Plan. A participant will have no rights as a shareholder with respect to options until the shares of stock are actually issued in connection with the award.

Restricted Stock Units. The Committee may also grant restricted stock unit awards under the Amended and Restated Plan. A restricted stock unit award gives the participant the right to receive common stock or a cash payment equal to the fair market value of the common stock (determined as of a specified date) in the future, subject to certain restrictions and to the risk of forfeiture. Participants holding restricted stock units have no voting rights with respect to the shares of stock subject to their restricted stock unit award prior to the issuance of such shares pursuant to the award.

Restricted Stock. The Committee may also grant restricted stock under the Amended and Restated Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. As a general rule, if the participant terminates employment during the restriction period, the unvested restricted stock is forfeited. An award of restricted stock may include the right to vote the stock during the restriction period.

Performance Shares. The Committee may also grant performance share awards under the Amended and Restated Plan. A performance share award gives the participant the right to receive common stock if the participant achieves the performance goals specified by the Committee during a performance period specified by the Committee.

Performance Share Units. The Committee may also grant performance share unit awards under the Amended and Restated Plan. A performance share unit award gives the participant the right to receive common stock, a cash payment or a combination of stock and cash, contingent on achievement of certain performance goals specified by the Committee during a performance period specified by the Committee.

Performance Cash Awards. The Committee may also grant performance cash awards under the Amended and Restated Plan. A performance cash award gives the participant the right to receive a cash payment if certain performance goals specified by the Committee are satisfied during a performance period specified by the Committee.

Stock Appreciation Rights. The Committee may also grant SARs under the Amended and Restated Plan. A SAR gives the participant the right to share in the appreciation in value of one share of common stock. Appreciation is calculated as the excess, if any, of (i) the fair market value of a share of common stock on the date of exercise over (ii) the price fixed by the Committee on the Grant Date, which may not be less than the fair market value of a share of common stock on the Grant Date. Payment for SARs shall be made in stock. SARs are exercisable at such times and subject to such restrictions and conditions as the Committee approves, provided that no SAR may be exercised more than seven years following the grant date.

Stock Grant Awards. The Committee may grant stock awards under the Amended and Restated Plan. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of common stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

Performance Compensation Awards. When the Committee grants restricted stock, restricted stock units, performance shares, performance share units, performance cash awards and stock grant awards, it may designate the award as a “performance compensation award.” Performance compensation awards are designed to qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code. Section 162(m) of the Code only applies to “covered employees,” as that term is defined in Section 162(m) of the Code and the regulations issued thereunder. Therefore, only covered employees are eligible to receive awards that are designated as performance compensation awards. The Committee has complete discretion regarding whether to grant awards to covered employees that qualify for the “performance-based compensation” exception to Section 162(m) of the Code. Options and SARs granted pursuant to the Amended and Restated Plan should, by their terms, qualify for the “performance-based compensation” exception.

A covered employee is only entitled to receive payment for a performance compensation award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the performance criteria specified in Section 2.1(bb) of the Plan, a copy of which is attached to this Proxy

Statement as Appendix A. Refer to Section 2.1(bb) for a complete list of the performance criteria. Some of the more significant performance criteria are the following: earnings before interest (income or expense), taxes, depreciation and amortization (“EBITDA”), earnings before interest (income or expense) and taxes (“EBIT”) pre- or after-tax net income, revenue, operating income, cash flow, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share of stock and market share. The performance criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies.

With respect to any performance compensation award granted to a covered employee that qualifies for the “performance-based compensation” exception to the Section 162(m) limitation, the Committee has the discretion to select the length of the performance period, the type of performance compensation award to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Committee also has the discretion to evaluate the achievement of the performance goals in a manner that includes or excludes certain events that may occur during the performance period, as described in the Amended and Restated Plan. The Committee has the discretion to decrease the amount of compensation payable pursuant to any performance compensation award but may not increase the compensation payable pursuant to any performance compensation award. The Committee must certify in writing prior to the payment of any performance compensation award that the performance goals and any other material terms and conditions precedent to such payment have been satisfied.

The maximum amount of any performance compensation award that may be granted to a covered employee during any performance period is 2,500,000 shares of common stock. In addition, the maximum amount of cash payable under a performance compensation award to a covered employee for a performance period is the dollar amount determined by multiplying two million five hundred thousand (2,500,000) by the fair market value of one share of the Company’s stock as of the first day of the performance period.

Minimum Vesting Periods; Waiver of Restrictions. Full value awards, such as restricted stock, restricted stock units, performance shares and performance share units, are subject to minimum vesting periods. Full value awards that are subject to time-based vesting must have a vesting period of at least three years, while awards that are subject to performance-based vesting must have a vesting period of at least one year. These awards may vest in increments during the applicable vesting period. The Committee, in its discretion, may provide in the award agreement for any full value award that the award vests, in whole or in part, on the participant’s termination of employment due to death, disability, retirement or the occurrence of a change in control. The Committee may grant full value awards that are not subject to the minimum vesting requirements, provided that the number of shares of stock subject to these awards plus the number of shares of stock subject to stock grant awards do not exceed 10% of the shares of stock available for the grant of awards pursuant to the Amended and Restated Plan.

Restrictions. Except as described above, the Compensation Committee may impose such restrictions on any awards under the Amended and Restated Plan as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the common stock is then listed and under any blue sky or state securities law applicable to the awards.

Change in Control. Upon a Change in Control (as that term is defined in the Amended and Restated Plan), the Board has the discretion to provide that all or part of outstanding options, SARs, and other awards shall become fully exercisable and all or part of the restrictions on outstanding awards shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every award outstanding under the Amended and Restated Plan to terminate at a specific time in the future and shall give each participant the right to exercise awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. We discuss some of our existing change in control arrangements under the “Compensation of Executive Officers — Employment, Severance, and Change in Control Agreements and Arrangements” below in this proxy statement.

Non-transferability. The Committee may, in it sole discretion, determine the right of a participant to transfer any award granted under the Amended and Restated Plan. Unless otherwise determined by the Committee, no award granted under the Amended and Restated Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order in favor of a spouse (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, but for the fact that the order pertains to an award), or, if applicable, until the termination of any restricted or performance period as determined by the Committee.

A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death. If no beneficiary has been designated or survives the participant, payment will be made to the person entitled thereto under the participant’s will or the laws of descent and distribution. Subject to the foregoing, a participant may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Committee.

Adjustment Provisions. If there is a change in the outstanding shares of common stock because of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of stock available under the Amended and Restated Plan and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, will be adjusted by the Committee. Moreover, in the event of such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Amended and Restated Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any option or SAR that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

Amendment, Modification and Termination of Plan. Subject to the approval of the shareholders at the 2010 annual meeting, the effective date of the Amended and Restated Plan is March 23, 2010, the date it was approved by the Board. Subject to the Board’s right to amend or terminate the Amended and Restated Plan at any time, the Amended and Restated Plan will expire and no award may be granted under the Amended and Restated Plan after the tenth anniversary of the effective date unless the shareholders of the Company approve an extension of the Amended and Restated Plan. Any awards outstanding on the tenth anniversary of the effective date (or later expiration date approved by the Company’s shareholders) will remain in effect according to the terms of the award agreement and the Amended and Restated Plan.

The Board has discretion to terminate, amend or modify the Amended and Restated Plan at any time. Any such action of the Board is subject to the approval of the shareholders to the extent required by law, regulation or the rules of any exchange on which the common stock is listed, quoted or traded. To the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Amended and Restated Plan. Except as otherwise provided in the Amended and Restated Plan, the Board, CEO and the Committee may not do any of the following without shareholder approval: (i) reduce the purchase price or exercise price of any outstanding award, including any option or SAR; (ii) increase the number of shares available under the Amended and Restated Plan (except in connection with any adjustment made pursuant to the Adjustment Provisions described above); (iii) grant options with an exercise price that is below fair market value of a share of common stock on the grant date; (iv) reprice previously granted options or SARs; or (v) cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR.

The Amended and Restated Plan or any award agreement can also be amended to comply with Section 409A of the Code or to exclude or exempt the Amended and Restated Plan or any award from the requirements of Section 409A of the Code.

Tax Withholding. The Company will have the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any award under the Amended and Restated Plan. To the extent that alternative methods of withholding are available under applicable laws, the Company will have the power to choose among such methods.

Federal Income Tax Information. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Amended and Restated Plan based on federal income tax laws in effect on January 1, 2010. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant. If a participant who receives a restricted stock grant makes the election permitted by Section 83(b) of the Code, the participant will recognize income on the award at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, restricted stock units, performance shares, performance share units, performance cash awards, or stock grant awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. The Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements for this tax favored treatment and the tax consequences described for nonqualified stock options will apply.

The final regulations promulgated under Section 409A of the Code became effective as of January 1, 2009. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation, if any, conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Committee. The Company intends (but cannot and does not guarantee) that awards granted under the Amended and Restated Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the Amended and Restated Plan in such a manner.

Special Rules Applicable to Officers. In limited circumstances where the sale of common stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the Exchange Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

Tax Consequences to the Company or Its Affiliates. To the extent that a grantee recognizes ordinary income in the circumstances described above, the Company or the affiliate for which the employee performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not subject to the $1 million deduction limit for certain executive compensation under Section 162(m) of the Code.

New Plan Benefits Table. Benefits under the Amended and Restated Plan will depend on the Committee’s actions and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by the Amended and Restated Plan participants.

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